UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 19, 2006

(Date of earliest event reported)

PREMIER ENTERTAINMENT BILOXI LLC

and

PREMIER FINANCE BILOXI CORP.

(Exact name of registrant as specified in the charter)

Delaware	333-114339	20-0495680 / 20-0495563
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 Beach Boulevard
Biloxi, MS 39530
(Address of Principal Executive Offices, Including Zip Code)

(228) 374-7625
(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01         Other Events

Premier Entertainment Biloxi LLC (d/b/a Hard Rock Hotel & Casino Biloxi) (the “Company”) would like to provide the following update.

Notice From Trustee

On January 6, 2006, the Company received a notice from the trustee relating to its 10-3/4% First Mortgage Notes due 2012 (the “Notes”) that an Event of Default, as defined in the indenture (the “Indenture”) relating to the Notes, has occurred under Section 6.01(o) of the Indenture because of an alleged failure of the Hard Rock Hotel and Casino Biloxi to be operating by the Operating Deadline (as defined in the Indenture).  Further, the Trustee alleges that an additional Event of Default may also occur under Section 6.01(c) of the Indenture.

On January 6, 2006, the Company responded via a letter to the trustee that it disagrees with the trustee that any Event of Default has occurred under Section 6.01 of the Indenture.  Further, the letter noted that the trustee has no right to declare an Event of Default pursuant to Section 6.01(o) of the Indenture.  In addition, the Company noted to the trustee that certain of its assertions are subject to litigation currently pending in the United States District Court for the Southern District of Mississippi, Southern Division, for which the trustee has not yet filed an answer.

Insurance Status

The Company’s carrier of its primary layer of insurance coverage has paid the entire $25,000,000 limit to the Company.

With respect to the second layer of insurance (the first excess layer of $25,000,000), proofs of claim have been filed with each of the six carriers, and five of the six carriers have indicated the proceeds totaling $21 million should be paid shortly.  A lawsuit was initiated against the sixth carrier, SR International Business Insurance Co., LTD (“SRI”), as described below.

Regarding the third layer of insurance, the Company is currently in negotiations with seven of the eight carriers to resolve its claims.  The Company has initiated a lawsuit against the eighth carrier, James River Insurance Company (“James River”), as described below.

Insurance Litigation

On January 10, 2006, the Company filed complaints in the United States District Court for the Southern District of Mississippi, Southern Division against SRI and James River, two of the insurers that have provided property insurance coverage for the Company’s Hard Rock Hotel & Casino in Biloxi, Mississippi. The Company, via the complaints, seeks declaratory judgments against the respective insurers that their insurance policies provide coverage for the water damage to the hotel-casino property resulting from Hurricane Katrina. The Company is seeking compensatory and punitive damages as well as attorney’s fees from the insurers.  SRI’s policy covers a $4 million part of the first excess layer of coverage ($25 million in excess of the $25 million primary layer) and a $21.04 million part of the second excess layer of coverage ($131.5 million in excess of $50 million). The complaint against SRI alleges that the water damage caused to the hotel-casino property as a result of Hurricane Katrina is covered under the SRI policy because such water damage was a part of a Weather Catastrophe Occurrence, as defined under the terms of the coverage, and that the water damage is also covered under the terms of the flood endorsement to the SRI policy.  Prior to filing its complaint against SRI, the Company was advised by letter from SRI’s counsel that SRI believes that its policy does not cover water damage to the hotel-casino property, but that the policy does cover the wind damage caused by Hurricane Katrina.

The policy issued by James River covers $14 million of the second excess layer of coverage. The complaint against James River alleges that water damage caused to the hotel-casino property by Hurricane Katrina is covered under the James River policy because such water damage was part of a Weather Catastrophe Occurrence.  Prior to filing its complaint against James River, the Company was advised by letter from counsel to James River that all flood coverage is excluded from the James River policy, including water damage that is part of a Weather Catastrophe Occurrence, by reason of the flood exclusion in the policy.  Counsel acknowledged, however, that the wind damage is covered by the policy.

Neither SRI nor James River has yet filed an answer to the Company’s complaint.  The Company intends to vigorously pursue these actions; however, no assurance can be given as to the results of this litigation.

Offer to Purchase and Consent Solicitation

The Company’s previously announced offer to purchase and consent solicitation (the “Offer”) for any and all of its outstanding Notes has expired in accordance with the terms of the transaction without being consummated.  As the conditions of the Offer were not met, the Company will not purchase any tendered Notes and will promptly return them to tendering holders.  The Company is continuing to evaluate its alternatives with respect to the refinancing and repurchase of the Notes.

Except for the historical information contained herein, the matters addressed in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Words such as, but not limited to, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “could”, “may”, “should” and similar expressions, together with the numerical estimates provided herein, are intended to identify forward-looking statements.  Such forward-looking statements, which may include, without limitation, statements regarding expansion plans, cash needs, sources and uses of funds, cash reserves, liquidity, operation and capital expenses, financing options, expense reductions, operating results and pending regulatory matters, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by the Company.  From time to time, oral or written forward-looking statements are also included in Premier Entertainment’s and Premier Finance’s other periodic reports on Forms 10-K, 10-Q and 8-K, press releases and other materials released to the public.

Except for the historical information contained herein, the matters addressed in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2IE of the Securities and Exchange Act of 1934, as amended.  Words such as, but not limited to, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “could”, “may”, “should” and similar expressions, together with the numerical estimates provided herein, are intended to identify forward-looking statements.  Such forward-looking statements, which may include, without limitation, statements regarding expansion plans, cash needs, sources and uses of funds, cash reserves, liquidity, operating and capital expenses, financing options, expense reductions, operating results and pending regulatory matters, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by the Company. From time to time, oral or written forwardlooking statements are also included in Premier Entertainment’s and Premier Finance’s other periodic reports on Forms l0-K, l0-Q and 8-K, press releases and other materials released to the public.

Actual results may differ materially from those that might be anticipated from forward-looking statements included herein.  This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties.  Premier Entertainment and Premier Finance undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that may cause actual performance of Premier Entertainment or Premier Biloxi to differ materially from that contemplated by such forward-looking statements include, among others: (1) the results of the damage from Hurricane Katrina and insurance proceeds available to the Company, (2) the results of the lawsuit filed against the trustee and disbursement agent and insurance carriers, (3) the gaming industry is very competitive and increased competition from the legalization or expansion of gaming in Mississippi or Alabama and the development or expansion of Native American casinos in or near the Company’s markets could adversely affect the Company’s profitability, (4) general construction risks and other factors, some of which are beyond the Company’s control, could prevent the Company from completing its construction and development projects as planned, (5) changes in gaming laws or regulations, (6) changes in federal or state tax laws, (7) changes in the economy, (8) the additional furniture, fixture, and equipment financing to complete the project and (9) changes in the scope of the project. Additional factors that could cause actual performance of the Company to differ materially from that contemplated by such forward-looking statements are detailed in the Registration Statement and Premier Entertainment’s and Premier Finance’s period reports on Forms 10-K, 10-Q and 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER ENTERTAINMENT BILOXI LLC
PREMIER FINANCE BILOXI CORP.

By:	/s/ Joseph Billhimer
Name:	Joseph Billhimer
Title:	President and Chief Operating Officer
Date:	January 19, 2006